Exhibit 10.3
Incentive Stock Option Agreement
under the Glori Oil Limited
2006 Stock Option and Grant Plan

Name of Optionee:	NAME (the “Optionee”)

No. of Underlying Shares:	XXXX Shares of Common Stock

Grant Date:	DATE (the “Grant Date”)

Expiration Date:	DATE + 10 Years (the “Expiration Date”)

Option Exercise Price/Share:	$0.xxx (the “Option Exercise Price”)
Pursuant to the Glori Oil Limited 2006 Stock Option and Grant Plan (the “Plan”), Glori Energy Inc. (f/k/a Glori Oil Limited), a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee, who is an employee of the Company or any of its Subsidiaries, an Option to purchase, on or prior to the Expiration Date (or such earlier date as provided in Section 3 below), all or any part of the number of shares of Common Stock of the Company indicated above (the “Underlying Shares,” with such shares once issued being referred to herein and in the Plan as “Option Shares”) at the Option Exercise Price per share indicated above.
Notwithstanding anything in this Incentive Stock Option Agreement (the “Agreement”) to the contrary, this Stock Option and any Option Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Option Shares and related matters. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.
All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.
     1. Vesting and Exercisability.
          (a) No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable. Except as set forth in Section 1(b) below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Underlying Shares in accordance with the following schedule:

The date of this option grant, as first written above:	No shares

One calendar year from the Vesting Start Date (the “Anniversary Date”):	25% of the Shares

On the last day of each of the first 36 calendar months after the Anniversary Date:	An additional 1/36 of the Shares

          (b) In the case of a Sale Event, this Stock Option shall be treated as provided in Section 4(a) of the Plan.
     2. Exercise of Stock Option. Prior to the Expiration Date (or such earlier date provided in Section 3 below), the Optionee may exercise this Stock Option by delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Stock Option is exercisable at the time of such notice.
     3. Termination of Employment. Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any employment agreement between the Company and the Optionee, if the Optionee’s employment with the Company or a Subsidiary terminates, the period within which the Optionee may exercise this Stock Option may be subject to earlier termination as set forth below:
          (a) Termination of Employment Due to Death or Disability. If the Optionee’s employment terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee or by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of such termination or until the Expiration Date, if earlier.
          (b) Termination for Cause. If the Optionee’s employment is terminated by the Company for Cause, all Options (unvested and vested) shall terminate immediately.
          (c) Other Termination. If the Optionee’s employment terminates for any reason other than death or disability or Cause, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.
          (d) Treatment of Unvested Options on Termination of Employment. Any portion of this Stock Option that is not exercisable on the date of termination of the Optionee’s employment with the Company, for any reason, shall terminate immediately and be null and void and of no further force and effect.
     4. Status of Stock Option. The Optionee understands that, while this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law, the Company makes no representation or warranty that this Stock Option will, in fact, so qualify. In order to obtain the benefits of an incentive stock option under Section 422 of the Code, the Optionee understands that this Stock Option must be exercised within three (3) months after termination of employment or within twelve (12) months after termination of employment if such termination is due to death or disability; provided, that in no event may this Stock Option be exercised after the Expiration Date. The Optionee further understands that, to obtain such benefits, no sale or other disposition may be made of Option Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Option Shares to him or her, nor within the two-year period beginning on the day after the Grant Date of this Stock Option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Option Shares within either of these periods (a “disqualifying disposition”), he or she will notify the Company within thirty (30) days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Underlying Shares and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) vest in any year, such options will not qualify as incentive stock options. To the extent that any portion of the Stock Option does not qualify as an incentive stock option, whether due to a disqualifying disposition or otherwise, it shall be deemed a non-qualified stock option.
     5. Miscellaneous Provisions.
          (a) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.
          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.
          (c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
          (d) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
[SIGNATURE PAGE FOLLOWS]

     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

GLORI ENERGY INC.
By:
Name:
Title:
Address: 4315 South Drive Houston, TX 77053
The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:
DESIGNATION OF BENEFICIARY:____________________________________
Beneficiary’s Address:

SPOUSE’S CONSENT
The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions hereof and of the Plan are hereby agreed to, by the undersigned as of the date first above written.

SPOUSE:

Name:

Address:

Appendix A
STOCK OPTION EXERCISE NOTICE
GLORI OIL LIMITED
Attention: Chief Financial Officer

          Pursuant to the terms of the stock option agreement between myself and Glori Oil Limited (the “Company”) dated _______ (the “Agreement”), under the Company’s 2006 Stock Option and Grant Plan, I, [Insert Name] ______, hereby [Circle One] partially/fully exercise such Stock Option by including herein payment in the amount of $___ representing the purchase price for [Fill in number of Underlying Shares] ___________ Option Shares. I have chosen the following form(s) of payment:
☐ 1.	Cash

☐ 2.	Certified or bank check payable to Glori Oil Limited

☐ 3.	Other (as described in the Plan (please describe))

     In connection with my exercise of the Stock Option as set forth above, I hereby represent and warrant to the Company as follows:
          (i) I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.
          (ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.
          (iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.
          (iv) I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.
          (v) I understand that the Option Shares may not be registered under the Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.
          (vi) I understand and agree that the Option Shares when issued will continue to be subject to the Plan, including Section 9 thereof.

Sincerely yours,

Name:

Address: